                                                                   EXHIBIT 99.13

                  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following pro forma summary financial information has been prepared giving effect to the acquisition of Texas Drydock, Inc. as if the transaction had taken place at March 31, 1997 for the pro forma consolidated balance sheet, and April 1, 1996 for the pro forma consolidated income statements for the year ended March 31, 1997.

The purchase was accomplished by the acquisition of 20% of the capital stock directly from shareholders of Texas Drydock, Inc. and 100% of the stock of Maritime Holdings, Inc., which held 80% of the stock of Texas Drydock, Inc. Maritime Holdings, Inc. formerly owned several companies including Texas Drydock, Inc. Prior to the sale of its stock to the Registrant, as a condition of the purchase agreement, Maritime Holdings, Inc. divested all of its assets, except for the stock of Texas Drydock, Inc. and all of its liabilities, so that when the Registrant purchased Maritime Holdings, Inc., its only asset was 80% of the stock of Texas Drydock, Inc. and it had no liabilities or contigent liabilities.

The pro forma consolidated income statement has been prepared giving consideration to the audited income statement of Texas Drydock, Inc. for fiscal year ended September 30, 1996 adjusted accordingly by unaudited income statements for the six month periods ended March 31, 1996 and March 31, 1997.

The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the acquisition been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of Halter Marine Group, Inc. and the historical financial statements of Texas Drydock, Inc.

                           Halter Marine Group, Inc.
          Pro Forma Condensed Consolidated Balance Sheet (unaudited)
                                March 31, 1997
                                (in thousands)


                                                         Halter      Texas     Pro Forma
                                                         Marine     Drydock   Adjustments    Pro Forma

ASSETS
Current Assets:
           Cash                                         $  7,079        610    3,185 (B)       10,874
           Contract receivables                           36,053     18,946                    54,999
           Due from affiliate                             11,513                               11,513
           Costs and estimated earnings in excess
                 of billings on uncompleted contracts     77,704        822                    78,526
           Inventories                                    10,827                               10,827
           Other current assets                            4,501        235                     4,736
                                                        ---------------------------------------------
                      Total current assets               147,677     20,613    3,185          171,475
Property, plant and equipment, net                        61,449     12,797    3,203 (B)       77,449
Excess of cost over net assets acquired                                       28,121 (B)       28,121
Other assets                                                 285        452                       737
                                                        ---------------------------------------------
                                                        $209,411     33,862   34,509          277,782
                                                        =============================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
            Accounts payable and accrued liabilities    $ 39,290     11,043                    50,333
            Billings in excess of costs and estimated
                   earnings on uncompleted contracts      19,956      1,441                    21,397
            Short - term notes payable                                        27,000 (A)       27,000
            Deferred income taxes                          2,897        520    1,121 (B)        4,538
                                                        ---------------------------------------------
                       Total current liabilities          62,143     13,004   28,121          103,268
Long - term debt                                          52,000      3,578   23,000 (A)       78,578
Other noncurrent liabilities                               1,967        668                     2,635
Stockholders' equity:
             Common stock                                    185          1       (1)(B)          185
             Additional paid-in capital                   84,213          0                    84,213
                                                        ---------------------------------------------
             Retained earnings                             8,903     16,611  (16,611)(B)        8,903
                                                        ---------------------------------------------
                       Total equity                       93,301     16,612  (16,612)          93,301
                                                        ---------------------------------------------
                                                        $209,411     33,862   34,509          277,782
                                                        =============================================

                           Halter Marine Group, Inc.
     Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                       For the Year Ended March 31, 1997
                     (in thousands, except per share data)




                                                                 Halter        Texas         Pro Forma
                                                                 Marine       Drydock       Adjustments  Pro Forma
Contract revenues earned                                       $ 406,797      105,706                      512,503
Cost of revenue earned                                           355,209       96,930          320 (F)     452,459
                                                               ---------------------------------------------------
       Gross profit                                               51,588        8,776         (320)         60,044
Selling, general and administrative expenses                      21,361        8,613                       29,974
                                                               ---------------------------------------------------
       Operating income                                           30,227          163         (320)         30,070
Other (income) expenses:
       Interest expense                                            3,232          165        3,355 (C)       6,752
       Gain on disposition of assets                                 -           (462)                        (462)
       Gain on settlement of lawsuit                                 -         (1,732)                      (1,732)
       Amortization of excess costs over net assets acquired                                 1,406 (D)       1,406
       Other, net                                                     (8)           9                            1
                                                               ---------------------------------------------------
                                                                   3,224       (2,020)       4,761           5,965
                                                               ---------------------------------------------------
Income before income taxes                                        27,003        2,183       (5,081)         24,105

Income taxes                                                      10,887          767       (1,342)(E)      10,312
                                                               ---------------------------------------------------
Net income                                                     $  16,116        1,416       (3,739)         13,793
                                                               ===================================================

Net income per share                                           $    0.88                                      0.76

Weighted average shares outstanding                               18,255                                    18,255


                           HALTER MARINE GROUP, INC.

  Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(A) On April 4, 1997, Halter Marine, Inc., a wholly owned subsidiary of Halter Marine Group, Inc. (the company) purchased fifty-one percent of the issued and outstanding capital stock of Maritime Holdings, Inc., a Delaware corporation ("MHI"), of which the primary asset of MHI is eighty percent of the issued and outstanding capital stock of Texas Drydock, Inc. Simultaneously, Halter Marine, Inc. purchased fifty-one percent of the other twenty percent of the issued and outstanding capital stock of Texas Drydock. The purchase price of approximately $23 million was funded by borrowing under the Company's general line of credit from its lender banks. On May 16, 1997, the Company purchased the remaining forty-nine percent (49%) of the issued and outstanding stock of MHI and the remaining forty-nine percent (49%) of the other twenty percent (20%) of Texas Drydock. The purchase price of $27 million was financed by the issuance of promissory notes payable bearing interest at seven and one-tenth percent (7.1%) per annum, both principal and interest due January 15, 1998.

(B) The additional pro forma balance sheet effects of the above (A) transaction are as follows:

    1) The creation of approximately $28.1 million of intangible assets (Excess cost over net assets acquired). The assumed amortization period is twenty years.

    2) An estimated increase of $3.2 million of property, plant and equipment to reflect fair values of assets acquired.

    3) Advance of $3.2 million to Texas Drydock for working capital needs.

    4) The creation of approximately $1.1 million of deferred income taxes due to increase in property, plant and equipment. Amount calculated using Texas Drydock effective rate of approximately 35%.

(C) Pro forma income statement effect of 51% purchase of Texas Drydock, Inc. described in (A) above includes twelve month estimated interest expense increase of $1.4 million calculated at prevailing interest rate of company's line of credit during fiscal year of 6.25% on principal amount of $23 million. Pro forma income statement effect of 49% purchase of Texas Drydock, Inc. described in (A) above includes twelve month interest expense increase of approximately $1.9 million calculated at promissory note interest rate of 7.1% on principal amount of $27 million.

(D) Pro forma income statement effect of amortization of excess cost over net assets acquired of Texas Drydock calculated by assuming a twenty year straight line amortization period.

(E) Pro forma income statement effect of tax effect of increased interest expense only. Amount calculated by using Halter Marine Group's effective rate of approximately 40%.

(F) Pro forma income statement effect of twelve month depreciation expense relating to increase in property, plant and equipment described in (B) above. Amount calculated by assuming an average straight line depreciation period of ten years.